UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2005

GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

916-355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement

On February 7, 2005 and February 8, 2005 the Organization & Compensation Committee of the Board of Directors of GenCorp Inc. (the “Company”) approved the structure of the fiscal year 2005 annual cash incentive compensation plan. There is no formally adopted plan document. Under the plan as adopted, all executive officers and other key employees of the Company and its business segments have the opportunity to earn an annual bonus (typically, up to 125% of base salary for the Chairman, President and Chief Executive Officer, 100% of base salary for Senior Vice Presidents and business unit Presidents and 50% of base salary for Vice Presidents) based upon the Company’s and the business segments’ meeting certain performance goals.

Under this plan, the annual cash bonus compensation for the executive officers and other key employees at the business segment level will be determined by a combination of business segment-level financial performance, including cash flow, the attainment of certain business segment milestones, and Company-level performance. Company-level performance objectives are based on earnings per share goals, cash flow, cost reductions and certain business segment goals.

Executive officers at the corporate level will have the opportunity to earn an annual cash bonus based on Company-level performance and the attainment of certain business segment milestones. For the executive officers at the corporate level, the Company-level performance objectives are based on earnings per share goals, cash flow and cost reductions.

After completion of fiscal year 2005, the Organization & Compensation Committee will determine the extent to which the performance goals have been achieved and, upon recommendation of the Chairman, will determine the actual bonus amounts to be paid to the executive officers other than the Chairman of the Board, President, and Chief Executive Officer of the Company. The Organization & Compensation Committee will, in accordance with its charter, advise and recommend to the Board the bonus amounts (and other components of total compensation, including salary) to be paid to such individual.

On February 7, 2005 and February 8, 2005, the Organization & Compensation Committee approved awards of stock appreciation rights (SARs) and restricted stock under the GenCorp 1999 Equity and Performance Incentive Plan to the executive officers of the Company, including the Chief Executive Officer. Pursuant to such approval, the Company granted awards of restricted stock and SARs to certain executives, all of which has been reported on Form 4s filed with the Securities and Exchange Commission on February 9, 2005.

The SARs have a term of ten years and vest in 1/3 increments on each of the three anniversaries of the date of grant. Upon exercise, the SARs will be settled in cash. The time-based restricted stock vests after three years. The performance-based restricted stock has a term of four years and vests upon the achievement of performance goals established each year by the Organization & Compensation Committee. For fiscal year 2005, the performance-based restricted stock will vest upon the achievement of performance goals relating to the combination of the attainment of certain business segment milestones, cash flow and earnings per share.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable.

b) On February 8, 2005, William K. Hall, a Director of the Company, notified the Company that he will not stand for re-election as a Director of the Company at the Company’s 2005 annual meeting of shareholders.

(c) Not applicable.

(d) Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

By:	/s/ Mark A. Whitney

Name:	Mark A. Whitney
Title:	Vice President, Law;
Deputy General Counsel
and Assistant Secretary

Dated: February 11, 2005